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                        EXHIBIT (99)(D)
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PROXY

                 SPECIAL MEETING OF SHAREHOLDERS
                 CITIZENS STATE BANK OF DALHART

                        ------------, 1994

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE BANK


     The undersigned shareholder of Citizens State Bank of Dalhart, a Texas banking association (the "Citizens Bank"), hereby appoints
- ------------, ------------, and ------------, and any of them, with full power to act alone, as proxies, each with full power of substitution and revocation, to vote all shares of common stock of Citizens Bank which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the offices of Citizens Bank located at 323 Denver Avenue, Dalhart, Texas 79022, on ------------, 1994, at ------------ local time, and at any adjournment or adjournments thereof, with all powers the undersigned would possess if personally present, as follows:

     Proposal to approve an Agreement to Merge, dated June 30
     1994, between Citizens Bank and Boatmen's First National
     Bank of Amarillo, a national banking association, and joined by Boatmen's Bancshares, Inc., a Missouri corporation.

         ------ FOR      ------ AGAINST     ------ ABSTAIN

The undersigned hereby ratifies and confirms that all said proxies, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of said meeting and the Joint Proxy Statement/Prospectus accompanying it.

THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU ABOVE.  IF NO
SPECIFICATION IS MADE, YOUR SHARES WILL BE VOTED "FOR" THE PROPOSAL DESCRIBED ABOVE.


Dated -----------------, 1994


                                       ---------------------------------------
                                       Please insert date of signing.
                                       Sign exactly as name appears at
                                       left.  Where stock is issued in
                                       two or more names, all should
                                       sign.  If signing as attorney,
                                       administrator, executor, trustee
                                       or guardian, give full title as
                                       such.  A corporation should sign
                                       by an authorized officer and affix
                                       seal.